UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2018

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street – 7th Floor

New York, New York 10004

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refers to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiaries (“Tyme”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2018, in connection with his employment as Tyme’s Chief Legal Officer and Secretary, director James Biehl informed the Company that he would be resigning as a member of the Company’s board of directors (the “Board”). Mr. Biehl’s resignation from the Board will be effective September 30, 2018.

On September 17, 2018, the Board approved the appointment of Mr. Douglas A. Michels, effective October 1, 2018, to fill the vacancy on the Board from Mr. Biehl’s resignation. Mr. Michels will serve as a Class III director on the Board. Mr. Michels, 62, is the former President and Chief Executive Officer of OraSure Technologies, Inc., beginning in June 2004 and retiring in March 2018. Mr. Michels brings considerable expertise and executive leadership skills in the having nearly thirty years of experience in pharmaceutical industry having spent time with OraSure Technologies, Inc., Johnson & Johnson and Abbott Laboratories. In February 2010, Mr. Michels was appointed to the Presidential Advisory Council on HIV/AIDS. He previously served on the Board of the National Blood Foundation, the Board of the National Committee for Quality Health Care and the Coalition to Protect America’s Health Care. Mr. Michels is currently a director of West Pharmaceutical Services, Inc., as well as a Trustee for St. Luke’s University Hospital and Health Network and Miller-Keystone Blood Center, both in Bethlehem, Pennsylvania.

In conjunction with his appointment to the Board, Mr. Michels will be awarded options to purchase 100,000 shares of the Company’s common stock as the standard sign-on award as well as a pro-rated grant for fiscal year 2019 director service, both under the Company’s 2016 Non-Employee Director Plan (the “Options”). The Options have a ten-year term and vest in equal quarterly increments over the next year. He will also be entitled to receive compensation provided to non-employee directors as approved by the Board and described in the Company’s proxy statement filed on July 25, 2018 and its quarterly report on Form 10-Q filed on July 31, 2018.

Item 8.01 Other Events.

On September 10, 2018, James Biehl was hired as the Company’s Chief Legal Officer and Secretary. In connection with his hiring, on September 18, 2018, the Company issued a press release, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Set forth below is a list of the exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release, dated September 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: September 18, 2018	By:	/s/ Ben R. Taylor
Ben R. Taylor, President and Chief Financial Officer